SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                        March 28, 2013

PACIFIC ETHANOL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                      (916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Financing Transaction

On March 28, 2013, we entered into a placement agent agreement (the “Placement Agent Agreement”) with Lazard Capital Markets LLC as the exclusive placement agent relating to the sale and issuance to selected institutional investors (the “Investors”) in (i) a registered direct offerings of 6,000 units (“Units”), with each Unit consisting of $1,000 of our Series A Subordinated Convertible Notes (collectively, “Series A Notes”), a Series A Warrant (collectively, “Series A Warrants”) to purchase up to 1,971 shares of our common stock for a term of two years and a Series B Warrant (collectively, “Series B Warrants” and together with the Series A Warrants, the “Warrants”) to purchase up to 2,628 shares of our common stock for a term of two years after the closing of the Series B Note Offering (as defined below), in an offering (“Series A Offering”) pursuant to a prospectus supplement to our effective shelf registration statement Form S-3 (Registration No. 333-180731) at an initial closing and (ii) $8,000,000 of our Series B Subordinated Convertible Notes (collectively, “Series B Notes” and together with the Series A Notes, the “Convertible Notes”) in an offering (the “Series B Note Offering”) pursuant to a separate prospectus supplement to our effective shelf registration statement on Form S-3 (Registration No. 333-180731) at a subsequent closing (collectively, the Series A Offering and the Series B Note Offering, the “Financing Transaction”). Lazard Capital Markets LLC served as the sole placement agent for the Financing Transaction pursuant to the terms of a Placement Agent Agreement. Under the terms of the Placement Agent Agreement, we will pay our placement agent a fee of $355,000 in connection with the Series A Offering and a fee of $470,000 in connection with the Series B Note Offering.

We will issue the Series A Notes under an indenture to be dated as of the closing date of the Series A Offering, between us and U.S. Bank National Association, as trustee (the “Base Indenture”), as supplemented by a first supplemental indenture thereto, to be dated as of the closing date of the Series A Offering, relating to the Series A Notes (the “First Supplemental Indenture” and, the Base Indenture as supplemented by the First Supplemental Indenture, the “First Indenture”). The terms of the Series A Notes include those provided in the First Indenture and those made part of the First Indenture by reference to the Trust Indenture Act. We will issue the Series B Notes under the Base Indenture as supplemented by a second supplemental indenture thereto, to be dated as of the closing date of the Series B Note Offering, relating to the Series B Notes (the “Second Supplemental Indenture” and, the Base Indenture as supplemented by the Second Supplemental Indenture, the “Second Indenture” and together with the First Indenture the “Indentures”). The terms of the Series B Notes include those provided in the Second Indenture and those made part of the Second Indenture by reference to the Trust Indenture Act.

The Series A Offering is expected to close (the “Series A Closing”) on or prior to March 29, 2013 (the actual date of the Series A Closing is referred to herein as the “Series A Closing Date”), subject to satisfaction of customary closing conditions.  The closing of the Series B Note Offering is subject to various closing conditions, including, without limitation, the requirement that we obtain stockholder approval for the Series A Offering and the Series B Note Offering. We have agreed to hold a meeting of our stockholders to obtain stockholder approval for the Series A Offering and the Series B Note Offering by June 26, 2013. If we do not obtain stockholder approval for the Series A Offering and the Series B Note Offering by July 1, 2013 the Series B Note Offering will not be consummated and the Series B Notes will not be issued. There can be no assurance that the Series A Offering or the Series B Note Offering will be consummated.

We will receive approximately $5.6 million in net proceeds from the Series A Offering, after deducting our placement agent’s fee of $355,000. Our other offering expenses, other than our placement agent’s fee, will be approximately $500,000, which expenses will be paid out of the proceeds the Series B Note Offering, if any, or out of our cash reserve if the Series B Note Offering is not consummated.

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The following is intended to provide a summary of the terms of the agreements and securities described above.  This summary is qualified in its entirety by reference to the full text of the agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with these transactions.

This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Convertible Notes or Warrants.

Securities Purchase Agreement

The Convertible Notes and Warrants will be issued pursuant to the terms of a Securities Purchase Agreement (“Purchase Agreement”) among us and the Investors. The Purchase Agreement provides for the sale of (i) the Series A and the Warrants at the Series A Closing for gross proceeds of $6,000,000 and (ii) the Series B Notes for gross proceeds of $8,000,000.

The Purchase Agreement obligates us to indemnify the Investors and various related parties for certain losses including those resulting from (i) any misrepresentation or breach of any representation or warranty made by us, (ii) any breach of any obligation of ours, and (iii) certain claims by third parties.

The Purchase Agreement contains representations and warranties of the Pacific Ethanol and the investors which are typical for transactions of this type. The representations and warranties made by us in the Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Investors. Accordingly, the representations and warranties contained in the Purchase Agreement should not be relied upon by others who have not reviewed those disclosure schedules and the documentation surrounding the transaction as a whole.

Convertible Notes and Indentures

The Convertible Notes will not be issued with an original issue discount and are not subject to defeasance. The Convertible Notes will be issued in certificated form and not as global securities.

Ranking

The Convertible Notes will be the subordinated unsecured obligations of Pacific Ethanol and not the obligations of our subsidiaries. The Convertible Notes will be effectively subordinated to our future secured debt, if any, to the extent of the value of the collateral securing such future debt; subordinated in right of payment to our existing senior unsecured debt; equal in right of payment with certain current and future debt not to exceed $750,000 and any future unsecured debt that does not expressly provide that it is subordinated to the Convertible Notes; senior to all other indebtedness of Pacific Ethanol; and senior to any future debt that expressly provides that it is subordinated to the Convertible Notes.

Maturity Date

Unless earlier converted or redeemed, the Convertible Notes will mature on the first anniversary of the Series A Closing Date (“Maturity Date”), subject to the right of the investors to extend the date (i) if an event of default under the Convertible Notes has occurred and is continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Convertible Notes and (ii) for a period of 20 business days after the consummation of a fundamental transaction if certain events occur.

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Interest

The Convertible Notes bear interest at the rate of 5% per annum and are compounded monthly, on the first calendar day of each calendar month. The interest rate will increase to 15% per annum upon the occurrence of an event of default (as described below).

Interest on the Convertible Notes is payable in arrears on each Installment Date (as defined below). If a holder elects to convert or redeem all or any portion of a Convertible Note prior to the Maturity Date, all accrued and unpaid interest on the amount being converted or redeemed will also be payable. If we elects to redeem all or any portion of a Convertible Note prior to the Maturity Date, all accrued and unpaid interest on the amount being redeemed will also be payable.

Late Charge

We are required to pay a late charge of 15% on any amount of principal or other amounts due which are not paid when due. Late charges are payable in arrears on each Installment Date. If a holder elects to convert or redeem all or any portion of a Convertible Note prior to the Maturity Date, all accrued and unpaid late charges on the amount being converted or redeemed will also be payable. If we elect to redeem all or any portion of a Convertible Note prior to the Maturity Date, all accrued and unpaid late charges on the amount being redeemed will also be payable.

Conversion

All amounts due under the Convertible Notes are convertible at any time, in whole or in part, at the option of the holders into shares of our common stock at a conversion price, or Fixed Conversion Price, which is subject to adjustment as described below. If a holder elects to convert all or any portion of a Convertible Note prior to the Maturity Date, all accrued and unpaid interest and accrued and unpaid late charges on the principal amount being converted will also be converted at the Fixed Conversion Price.

The Convertible Notes are initially convertible into shares of our common stock at the initial Fixed Conversion Price of $1.00 per share. The Fixed Conversion Price is subject to adjustment for stock splits, combinations or similar events. If we sell or issue any securities with “floating” conversion prices based on the market price of our common stock, a holder of a Convertible Note will have the right thereafter to substitute the “floating” conversion price for the Fixed Conversion Price upon conversion of all or part of the Convertible Note.

If we fail to timely deliver common stock upon conversion of the Convertible Notes, we have agreed to pay “buy-in” damages of the converting holder.

Payment of Principal and Interest

Series A Notes

We have agreed to make amortization payments with respect to the principal amount of each Series A Note on each of the following dates, collectively, the Installment Dates:

•	the 11th trading day immediately following the date the Series A Notes are issued;

•	the first trading day of the calendar month at least eleven trading days after the date described immediately above;

•	the first trading day of each calendar month thereafter; and

•	the Maturity Date.

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The amortizing portion of the principal of each Series A Note, or Amortization Amount, will equal (i) for all Installment Dates prior to the closing of the Series B Note Offering other than the Maturity Date, the lesser of (x) the holder’s pro-rata share of $1,166,667 and (y) the principal amount then outstanding under the Series A Note, (ii) for all Installment Dates on or after the closing of the Series B Note Offering other than the Maturity Date, the lesser of (x) the greater of (a) the holder’s pro-rata share of $500,000 and (b) the fraction of each Series A Note with the numerator of which is equal to the outstanding principal amount of the Series A Note due on the date of the closing of the Series B Note Offering and the denominator of which is equal to the number of Installment Dates occurring on or after the closing of the Series B Note Offering until and including the Maturity Date and (y) the principal amount then outstanding under the Series A Note and (iii) on the Maturity Date, the principal amount then outstanding under the Series A Note.

Series B Notes

We may pay the Amortization Amount, all accrued and unpaid interest and accrued and unpaid late charges, or collectively the Installment Amount, in cash or shares of our common stock, at our election, subject to the satisfaction of the Equity Conditions (as defined below) as described below if we elect to pay in shares of common stock.

We have agreed to make amortization payments with respect to the principal amount of each Series B Note on each of the following dates, collectively, the Installment Dates:

•	initially, the closing date of this offering or, if there are less than eleven trading days between the closing date of this offering and the first trading day of the next calendar month, then the first trading day of each calendar month after the closing date of this offering;

•	the first trading day of each calendar month thereafter; and

•	the Maturity Date.

The amortizing portion of the principal of each Series B Note, or Amortization Amount, will equal (i) for all Installment Dates other than the Maturity Date, the lesser of (x) the holder’s pro-rata share of the fraction with the numerator of which is equal to $8,000,000 and the denominator of which is equal to the number of Installment Dates occurring on or after the closing date of this offering and (y) the principal amount then outstanding under the Series B Note and (ii) on the Maturity Date, the principal amount then outstanding under the Series B Note.

Acceleration and Deferral of Amortization Amounts

The holder of a Convertible Note may, at the holder’s election by giving notice to us, defer the payment of the Installment Amount due on any Installment Dates to another Installment Date, in which case the amount deferred will become part of such subsequent Installment Date and will continue to accrue interest.

On any day during the period commencing on an Installment Date, or Current Installment Date, and ending on the trading day prior to prior to the next Installment Date, the holder of a Convertible Note may, at its election, convert the Installment Amounts due on up to four future Installment Dates at the Company Conversion Price (as defined below) in effect on the Current Installment Date, provided that if we had elected to convert the Installment Amount due on such Current Installment Date, the holder may only convert up to three future Installment Amounts. Upon the occurrence of certain events of default, there will be no limitation on the number of Installment Amounts that the holder may accelerate and the Company Conversion Price applicable to conversions made pursuant to this acceleration feature will equal the lesser of (i) the Company Conversion Price on the Current Installment Date, (ii) 85% of the Market Price (as defined below) and (iii) the Fixed Conversion Price then in effect.

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The “Market Price” on any given date is equal to the lesser of (i) the volume weighted average price on the trading day immediately preceding the date of determination and (ii) the average of the 3 lowest volume weighted average prices during the 10 trading day period ending on the trading day immediately prior to the date of determination.

Monthly Amortization Payment Procedures

Installment Notices

On or prior to the 10th calendar day prior to each Installment Date, or Installment Notice Due Date, we are required to deliver a notice electing to effect a redemption in cash or a conversion of the Installment Amount due on such Installment Date (a failure to deliver a notice is deemed to be a delivery of a conversion notice in full).

On the applicable Installment Date, we are required to deliver to the holders of Convertible Notes an amount of shares of common stock equal to that portion of the Installment Amount being converted divided by the lesser of the then existing Fixed Conversion Price and 85% of the Market Price on the Installment Date, which we refer to in this prospectus as the Company Conversion Price.

Blocker Deferral Rights

If any holder of Convertible Notes is unable to receive shares of common stock due to the Convertible Note Blocker (as defined below), the portion of the applicable Installment Amount will become payable on the immediately subsequent Installment Date.

Equity Conditions Failure Rights

If we are not permitted to deliver shares of common stock with respect to an Installment Date due to our failure to satisfy any of the Equity Conditions (as defined below), the holder of a Convertible Note, at the holder’s option at any time may (x) require us to pay a cash payment of 115% of all or part of the Installment Amount subject to conversion and/or (y) declare the conversion null and void with respect to all or part of the Installment Amount, provided that the Fixed Conversion Price applicable to any such amount is adjusted to equal the lesser of (i) the Company Conversion Price in effect on the date the holder voided the conversion and (ii) the Company Conversion Price in effect on the date the holder converts such amount.

Equity Conditions

We will have the option to pay a Installment Amount in shares of common stock only if all of the following equity conditions are satisfied (or waived by the holders of the Convertible Notes), which we refer to in this prospectus as the Equity Conditions:

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•	during the 15 trading day period immediately before the date of determination, our common stock shall have been listed or designated for quotation on an exchange or market permitted by the Convertible Notes, and shall not have been suspended from trading on the exchange or market (other than suspensions of not more than two days due to business announcements by us) nor shall delisting or suspension by the exchange or market been threatened or pending either in writing by the exchange or market (excluding the requirement that we maintain a minimum closing bid price of $1.00 per share until June 3, 2013);

•	during the 15 trading day period immediately before the date of determination, we shall have delivered shares of common stock upon conversion of the Convertible Notes and upon exercise of the Warrants on a timely basis;

•	the common stock used to make the payment may be issued without violating the Convertible Note Blocker (as defined below);

•	the common stock used to make the payment may be issued without violating the NASDAQ Blocker (as defined below) and other applicable NASDAQ rules;

•	the common stock used to make the payment may be issued without violating the regulations of the eligible exchange or market on which the common stock is listed or designated for quotation;

•	during the 15 trading day period immediately before the date of determination, we shall not have publicly announced that specified types of transactions involving a change of control of Pacific Ethanol are pending, proposed or intended that have not been abandoned, terminated or consummated;

•	the holder must not be in possession of any material, non-public information provided by us;

•	during the 15 trading day period immediately before the payment date, no event shall have occurred that constitutes, or with the passage of time or giving of notice would constitute, an event of default under the Convertible Notes;

•	the volume weighted average of the individual daily volume weighted average price of our common stock during the 15 consecutive trading day period ending on the trading day immediately preceding the date of determination is not less than $0.20 (as adjusted for stock splits, stock dividends, stock combinations and other similar transactions), provided that if we effect a reverse stock split prior to the Maturity Date, such price is not less than $0.15 (as adjusted by such stock split); and

•	the quotient of (x) the sum of the daily dollar trading volume (as reported by Bloomberg) on each trading day over the 15 consecutive trading days ending on the trading day immediately preceding the date of determination, divided by (y) 15, is not less than $500,000.

If we have elected to pay a Installment Amount in shares of our common stock and we cannot make such payment in shares of common stock because any of the Equity Conditions described above is not satisfied and the holders of the Convertible Notes do not elect to exercise their rights described under the heading “Equity Conditions Failure Rights” above, we must make the payment in cash.

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Events of Default

Under the terms of the First Supplemental Indenture and the Second Supplemental Indenture, the events of default contained in the Base Indenture shall not apply to the Convertible Notes. Rather, each of the following events contained in the Convertible Notes will constitute an event of default with respect to the Convertible Notes:

•	our common stock is not trading or listed on an eligible market or exchange for more than 5 consecutive trading days;

•	we have not issued shares of common stock due upon conversion of a Convertible Note or exercise of a Warrant for more than 5 trading days;

•	we have failed to pay to a holder of a Convertible Note any amount of principal, interest, late charges or other amounts when and as due (including the failure to pay any redemption payments), except, in the case of a failure to pay interest and late charges when and as due, in which case only if such failure remains uncured for a period of at least 5 days;

•	we have not removed a restrictive legend on any certificate or any shares of common stock issued upon conversion or exercise within five days of a request for the removal when required by the terms of the Securities Purchase Agreement;

•	we have notified a holder of a Convertible Note of our intention not to comply with a request for conversion or exercise;

•	we default on any of our other indebtedness, in the aggregate, in excess of $500,000;

•	bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against us or certain of our subsidiaries and, if instituted against us or any such subsidiary by a third party, shall not be dismissed within 30 days of their initiation;

•	the commencement by us or certain of our subsidiaries of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of us or any such subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Pacific Ethanol or any such subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by us or any such subsidiary in furtherance of any such action or the taking of any action by any person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

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•	the entry by a court of (i) a decree, order, judgment or other similar document in respect of Pacific Ethanol or certain of our subsidiaries of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging us or any such subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of us or any such subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Pacific Ethanol or any such subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and, the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of 30 consecutive days;

•	a final judgment, judgments, any arbitration or mediation award or any settlement of any litigation or any other satisfaction of any claim made by any person pursuant to any litigation, as applicable, or Judgment(s), with respect to the payment of cash, securities and/or other assets with an aggregate fair value in excess of $300,000 are rendered against, agreed to or otherwise accepted by, us and/or certain of our subsidiaries and which Judgments are not, within 30 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; provided, however, any Judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $300,000 amount set forth above so long as we provide a Holder of a Convertible Note a written statement from such insurer or indemnity provider to the effect that such Judgment is covered by insurance or an indemnity and we or such subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within 30 days of the issuance of such Judgment;

•	we and/or certain of our subsidiaries, individually or in the aggregate, either (i) fail to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness in excess of $300,000 due to any third party (other than, with respect to unsecured indebtedness only, payments contested by us and/or such subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $300,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding us or any such subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of Pacific Ethanol or any such subsidiaries, individually or in the aggregate;

•	other than as specifically set forth in this list of events of default, we or certain of our subsidiaries breach any representation, warranty, covenant or other term or condition of any document related to the purchase of the Units, and only in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of 10 consecutive trading days;

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•	any breach or failure in any respect by us or any of our subsidiaries to comply with the provisions of the Convertible Notes regarding the reservation of authorized shares or specified covenants;

•	any breach or failure in any respect by us or any of our subsidiaries to comply with the amendment to the terms of our Senior Notes;

•	any provision of any transaction document executed in connection with the purchase of Units shall at any time for any reason cease to be valid; or

•	any event of default occurs with respect to any of the Convertible Notes.

If an event of default occurs, holders of at least 20% of the outstanding principal amount of the Convertible Notes may force us to redeem all or any portion of the Convertible Notes (including all accrued and unpaid interest thereon), in cash, at a price equal to the greater of (i) up to 125% of the amount being redeemed, depending on the nature of the default, and (ii) the product of the following: (a) the Conversion Rate (as defined below) multiplied (b) up to 125% of the amount being redeemed, depending on the nature of the default, multiplied by the highest closing sale price of our common stock during the period beginning on the date immediately before the event of default and ending on the date of redemption. The “Conversion Rate” is determined by dividing the amount being converted or redeemed by the Fixed Conversion Price.

Fundamental Transactions

The Convertible Notes prohibit us from entering into specified transactions involving a change of control, unless the successor entity assumes in writing all of our obligations under the Convertible Notes under a written agreement.

In the event of transactions involving a change of control, the holder of a Convertible Note will have the right to force us to redeem all or any portion of the Convertible Note it holds (including all accrued and unpaid thereon) at a price equal to the greater of (i) 125% of the amount being redeemed, (ii) the product of (m) 125% of the amount being redeemed multiplied by (n) the quotient of (A) the highest closing sale price of our common stock during the period beginning on the date immediately before the earlier to occur of (q) the completion of the change of control and (r) the public announcement of the change of control and ending on the trading day immediately before the trading day on which we pay the redemption price divided by (B) the Fixed Conversion Price then in effect on a Installment Date during the period beginning on the date immediately before the earlier to occur of (s) the completion of the change of control and (t) the public announcement of the change of control and ending on the trading day immediately before the trading day on which we pay the redemption price, or (iii) the product of (x) 125% of the amount being redeemed multiplied by (y) the quotient of (M) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of our common stock to be paid to the holders of the shares of common stock upon the completion of the change of control divided by (N) the Fixed Conversion Price then in effect.

Covenants

The Convertible Notes contain a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

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•	we will initially reserve out of our authorized and unissued common stock an aggregate of 30,000,000 shares for issuance under the Series A Notes;

•	we will, after the earlier to occur of June 25, 2013 and the closing of the Series B Note Offering, reserve out of our authorized and unissued common stock a number of shares equal to 125% of the number of shares of common stock issuable under the Convertible Notes;

•	we will take all action reasonably necessary to reserve the required number of shares of common stock, including holding a meeting of our stockholders for the approval of an increase in the number of shares of common stock within 90 days after the date on which we do not have the required number authorized and unissued shares reserved for issuance;

•	the payments due under the Convertible Notes will rank pari passu with any obligations arising under the Kinergy credit facility incurred by us in order for any of our subsidiaries to obtain any bonds or letters of credit required in connection with the continued operations of such subsidiary’s business up to $750,000 any given time and senior to all of Pacific Ethanol’s other indebtedness, other than the Senior Notes;

•	we and certain of our subsidiaries will not incur other indebtedness, except for permitted indebtedness;

•	we and certain of our subsidiaries will not incur any liens, except for permitted liens;

•	we and certain of our subsidiaries will not, directly or indirectly, redeem or repay all or any portion of any indebtedness (except for certain permitted indebtedness) if at the time the payment is due or is made or, after giving effect to the payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing;

•	we and certain of our subsidiaries will not redeem, repurchase or pay any dividend or distribution on our respective capital stock without the prior consent of the holders, other than the permitted distributions;

•	we and our certain of our subsidiaries will not redeem, repurchase, or prepay any indebtedness, except for certain permitted payments;

•	we and certain of our subsidiaries will not lend money or credit or make any advances to any of our subsidiaries, or purchase any obligations or securities of, or any other interest in, or make any capital contribution to any of our subsidiaries, except for certain permitted investments; and

•	we and our subsidiaries will not sell, lease, assign, transfer or otherwise dispose of any of our assets or any assets of any subsidiary, except for permitted dispositions (including sales of assets in the ordinary course of business).

Participation Rights

The holders of the Convertible Notes are entitled to receive any dividends paid or distributions made to the holders of our common stock on an “as if converted to common stock” basis.

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Limitations on Conversion and Issuance

A Convertible Note may not be converted and shares of common stock may not be issued under the Convertible Notes if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 9.99% of our outstanding shares of common stock, or Convertible Note Blocker. The Convertible Note Blocker may be raised or lowered to any other percentage not in excess of 9.99% at the option of the selling security holder, except that any raise will only be effective upon 61-days’ prior notice to us.

A Convertible Note may not be converted and shares of common stock may not be issued under the Convertible Note if the sum of the number of shares of common stock to be issued plus the number of shares of common stock issued under all of the Series A Notes, the Warrants and the Series B Notes would exceed 28,920,013 shares of our common stock unless we have obtained either (i) stockholder approval pursuant to NASDAQ Listing Rule 5635(d) for the issuance of more than 28,920,013 shares of our common stock under the Series A Notes, the Series B Notes and the Warrants or (ii) an opinion from legal counsel that more than 28,920,013 shares of our common stock may be issued under the Series A Notes, the Series B Notes and the Warrants under Rule 5635(d), or the NASDAQ Blocker.

Changes to the Base Indenture

We and the trustee may amend or supplement the Base Indenture with the consent of each holder of Convertible Notes then outstanding (excluding any Convertible Notes held by us or any of our subsidiaries).  However, any such amendment, waiver or supplement may not amend or waive the subordination provisions contained in the Base Indenture or in the First Supplemental Indenture or Second Supplemental Indenture in any manner adverse to the holders of the Convertible Notes then outstanding.

Changes to the First Supplemental Indenture and Second Supplemental Indenture

Subject to the provisions in the First Supplemental Indenture or Second Supplemental Indenture, as applicable, requiring that none of the securities issued under the First Indenture or Second Indenture, as applicable, including the Convertible Notes, shall be represented by global securities and the rights of the holders of the Senior Notes, the First Supplemental Indenture or Second Supplemental Indenture, as applicable, may be amended by the written consent of Pacific Ethanol and the holders of a majority of the aggregate principal amount of the Series A Notes or Series B Notes, as applicable, then outstanding. Subject to the provisions in the First Supplemental Indenture or Second Supplemental Indenture, as applicable, requiring that none of the securities issued under the indenture, including the Convertible Notes, shall be represented by global securities and the rights of the holders of the Senior Notes, no provision of the First Supplemental Indenture or Second Supplemental Indenture, as applicable, may be waived other than in writing signed by the party against whom enforcement is sought.

Changes to the Convertible Notes

Each Convertible Note may not be changed or amended without the prior written consent of the Holder of such Convertible Note.

Information Concerning the Trustee

We have appointed U.S. Bank National Association, the trustee under the First Indenture and the Second Indenture. The sole duty of the trustee is to act as the Convertible Notes registrar. We will act as payment agent under the Convertible Notes. The trustee or its affiliates may also provide other services to us in the ordinary course of their business. The First Indenture and Second Indenture provide that if and when the trustee becomes our creditor (or any other obligor under the Convertible Notes), the trustee shall be subject to the provisions of the Trust Indenture Act regarding collection of claims against us (or any obligor).

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Reports

So long as any Convertible Notes are outstanding, we will be required to deliver to the trustee, within 15 calendar days after have filed with the Securities and Exchange Commission, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission may from time to time by rules and regulations prescribe) which we are required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. Documents filed by us with the Securities and Exchange Commission via its EDGAR system (or any successor thereto) will be deemed to be filed with the trustee as of the time such documents are so filed. In the event we are at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any of the Convertible Notes are outstanding we must continue to file with the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by the Securities and Exchange Commission, such of the supplementary and periodic information, documents and reports which may be required under Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations (unless the Securities and Exchange Commission will not accept such a filing) and make such information available to the trustee, the holders of the Convertible Notes, securities analysts and prospective investors.

Calculations in Respect of the Convertible Notes

We will be responsible for making all calculations called for under the Convertible Notes. These calculations include, but are not limited to, determinations of the prices of our common stock, the conversion price of the Convertible Notes, accrued interest payable on the Convertible Notes, the number of shares of our common stock issuable in connection with payments of principal and interest under the Convertible Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of Convertible Notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely conclusively upon the accuracy of our calculations without independent verification.

Certain Stockholder Rights for Holders of Convertible Notes

Holders of Convertible Notes will be entitled to receive such dividends paid and distributions made to the holders of our common stock to the same extent as if the holders of the Convertible Notes had converted the Convertible Notes into common stock (without regard to any limitations on conversion contained in the Convertible Notes) and had held such shares of common stock on the record date for such dividends and distributions. To the extent a holder’s right to participate in any such dividend or distribution would result in the holder beneficially owning more than the Convertible Note Blocker, then the holder will not be entitled to participate in such dividend or distribution to such extent and such dividend or distribution to such extent will be held in abeyance for the benefit of the holder until such time, if ever, as its right thereto would not result in the holder exceeding the Convertible Note Blocker.

Form, Denomination and Registration

The Convertible Notes will be issued: (i) in certificated form; (ii) without interest coupons; and (iii) in minimum denominations of $1,000 principal amount and whole multiples of $1,000.

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Governing Law

The Indentures provide that it and the Convertible Notes will be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of law principles.

Excluded Provisions of the Base Indenture

We have elected, through the First Supplemental Indenture or Second Supplemental Indenture, as applicable, that none of the following provisions of the Base Indenture shall be applicable to the Convertible Notes and any analogous provisions (including definitions related thereto) of the First Supplemental Indenture or Second Supplemental Indenture, as applicable, shall govern:

•	Definition of “Senior Debt” in Section 1.1;

•	Section 1.14 (Legal Holidays);

•	Section 3.7 (Payment of Interest; Interest Rights Preserved);

•	Section 4.1 (Satisfaction and Discharge of Indenture);

•	Section 4.2 (Application of Trust Money);

•	Section 5.2 (Acceleration of Maturity; Rescission and Annulment);

•	Section 5.7 (Limitation on Suits);

•	Section 5.12 (Control by Holders);

•	Section 5.13 (Waiver of Past Defaults);

•	Section 6.2 (Notice of Defaults);

•	Section 9.1 (Without Consent of Holders);

•	Article VIII (Consolidation, Amalgamation, Merger and Sale);

•	Article XI (Redemption of Securities); and

•	Article XIII (Defeasance).

Only the events of default contained in the Convertible Notes shall be applicable to the Convertible Notes. In addition, the subordination provisions contained in the Base Indenture will be qualified by the subordination provisions contained in the First Supplemental Indenture or Second Supplemental Indenture, as applicable.

Warrants

The Series A Warrants will entitle the holders of the Series A Warrants to purchase, in aggregate, up to 11,826,000 shares of our common stock. The Series A Warrants will not be exercisable until the first anniversary of the Series A Closing Date and will expire 2 years from the Series A Closing Date. The Series A Warrants will initially be exercisable at an exercise price equal to $0.52, subject to certain adjustments including an adjustment on the first anniversary of the Series A Closing Date. The exercise price of the Series A Warrants will be reduced on the first anniversary of the Series A Closing Date to equal 115% of the market price of our common stock on the first anniversary of the Series A Closing Date (to the extent such exercise price is less than the then applicable exercise price).

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The Series B Warrants will entitle the holders of the Series B Warrants to purchase, in aggregate, up to 15,768,000 shares of our common stock. The Series B Warrants will not be exercisable unless there is a closing of the Series B Note Offering by no later than July 1, 2013. In the event of such closing, the Series B Warrants will not be exercisable until the first anniversary of the Series B Closing Date and will expire on the second anniversary of the Series B Closing Date. The Series B Warrants will initially be exercisable at an exercise price equal to $0.52, subject to certain adjustments including an adjustment on the first anniversary of the Series B Closing Date. The exercise price of the Series B Warrants will be reduced on the first anniversary of the Series B Closing Date to equal 115% of the market price of our common stock on the first anniversary of the Series B Closing Date (to the extent such exercise price is less than the then applicable exercise price).

The Warrants may be exercised for cash, provided that, if there is no effective registration statement available registering the exercise of the Warrants, the Warrants may be exercised on a cashless basis. This prospectus does not cover the shares of common stock issuable from time to time upon exercise of the Warrants. We anticipate that we will file a registration statement covering the shares of common stock issuable upon the exercise of the Warrants prior to the time the Warrants become exercisable.

The exercise price of the Warrants is subject to adjustment for stock splits, combinations or similar events, and, in this event, the number of shares issuable upon the exercise of the Warrant will also be adjusted so that the aggregate exercise price shall be the same immediately before and immediately after the adjustment. In addition, the exercise price is also subject to a “weighted-average” anti-dilution adjustment where if we issue or are deemed to have issued securities at a price lower than the then applicable exercise price.

If we sell or issue any securities with “floating” conversion prices based on the market price of our common stock, a holder of a Warrant will have the right thereafter to substitute the “floating” conversion price for the exercise price upon exercise of all or part the Warrant.

Similar to the Convertible Notes, the Warrants require “buy-in” payments to be made by us for failure to deliver the shares of common stock issuable upon exercise.

Limitations on Exercise

The Warrants may not be exercised if, after giving effect to the exercise, the holder of the Warrant together with its affiliates would beneficially own in excess of 9.99% of our outstanding shares of common stock, or Warrant Blocker. The Warrant Blocker applicable to the exercise of the Warrants may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to us.

A Warrant may not be exercised if the sum of the number of shares of common stock to be issued plus the number of shares of common stock issued under all of the Convertible Notes and the Warrants would exceed 28,920,013 shares of our common stock unless we have obtained either (i) stockholder approval pursuant to NASDAQ Listing Rule 5635(d) for the issuance of more than 28,920,013 shares of our common stock under the Convertible Notes and the Warrants or (ii) an opinion from legal counsel that more than 28,920,013 shares of our common stock may be issued under the Convertible Notes and the Warrants under Rule 5635(d).

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Participation Rights

The holders of the Warrants are entitled to receive any dividends paid or distributions made to the holders of our common stock on an “as if converted to common stock” basis.

Purchase Rights

If we issue options, convertible securities, warrants, stock, or similar securities to holders of our common stock, each holder of a Warrant has the right to acquire the same as if the holder had exercised its Warrant.

Fundamental Transactions

The Warrants prohibit us from entering into specified transactions involving a change of control, unless the successor entity assumes all of our obligations under the Warrants under a written agreement before the transaction is completed. When there is a transaction involving a permitted change of control, a holder of a Warrant a will have the right to force us to repurchase the holder’s Warrant for a purchase price in cash equal to the Black Scholes value (as calculated under the Warrants) of the then unexercised portion of the Warrant.

Acquisition of Plant Debt and Extension of Maturity of Plant Debt

Certain of our subsidiaries are party to a credit facility (“Second Lien Credit Facility”) that was amended and restated on October 29, 2012 that provides for a revolving credit facility of up to $40.0 million (“Revolving Loan”), a term loan of $25.0 million, and a term loan of $26.3 million. Under these credit facilities, $6.7 million of the combined revolving loans and term loans has a maturity date of June 25, 2013 (“June Indebtedness”).

On March 27, 2013, we entered into an agreement with an existing lender under the Second Lien Credit Facility under which we agreed to purchase $2.6 million the June Indebtedness (“Purchased Debt”) and limited liability company interests of New PE Holdco, LLC from for an aggregate purchase price of $2.1 million. We intend to use $2.1 million of the proceeds of the Series A Offering to consummate this transaction. After the closing of the Series A Offering, we anticipate that we will hold an 83% ownership interest in New PE Holdco, LLC.

Pursuant to the agreement referred to immediately above, and effective immediately prior to the purchase of the Purchased Debt, the required lenders will enter into a Second Amendment to Second Amended and Restated Credit Agreement under which the maturity date applicable to the Purchased Debt will be extended from June 25, 2013 to June 30, 2016.

We also intend to use $3.5 million of the net proceeds from the Series A Offering, after deducting our placement agent’s fee, to purchase and immediately retire approximately $3.5 million of the Revolving Loan from the existing lenders under the Second Lien Credit Facility.

After the closing of the Series A Offering, we anticipate that $4.0 million of June Indebtedness will remain due on June 25, 2013 and $87.3 million of the combined revolving loans and term loans will have a maturity date of June 30, 2016. We intend to purchase the remaining $4.0 million of June Indebtedness with the net proceeds of the Series B Note Offering and anticipate that the maturity date applicable to the purchased debt will be extended from June 25, 2013 to June 30, 2016. The closings of the Series A Offering and Series B Note Offering are, however, subject to various conditions and we can provide no assurance that we will be able to close the Series A Offering or the Series B Note Offering.

There can be no assurance that the transactions described above will be consummated.

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Amendment Agreement

On March 28, 2013, we into separate Amendment Agreements (the “Amendments”) with the holders of its Senior Unsecured Notes (“Senior Notes”) and warrants (“January Warrants”) issued on January 11, 2013 pursuant to the terms of a Securities Purchase Agreement dated December 19, 2012. The material terms of the Senior Notes and January Warrants were described in Current Reports on Form 8-K filed by us with the Securities and Exchange Commission on December 19, 2012 and January 15, 2013. Except as modified by the terms of the Amendments, the terms of the Senior Notes and January Warrants remain in effect.

Under the terms of the Senior Notes prior to the effect of the Amendments, the interest rate applicable to the Senior Notes will increase commencing on January 15, 2014 by 1% per annum on each calendar January 15, April 15, July 15 and October 15 until the aggregate outstanding principal balance of the Senior Notes is less than $10,769,298 (“Rate Increases”). If the Senior Note Amendments are consummated, the Rate Increases will be revised such that if the aggregate outstanding principal balance of the Senior Notes is not less than $10,769,298 plus any amount we use to purchase Revolving Loans (as defined above) using the net proceeds of the Series A Offering and/or the Series B Note Offering by January 15, 2014, the interest rate will increase commencing on January 15, 2014 by 1% per annum on each calendar January 15, April 15, July 15 and October 15 until the aggregate outstanding principal balance of the Senior Notes is less than $10,769,298 298 plus any amount we use to purchase Revolving Loans (as defined above) using the net proceeds of the Series A Offering and/or the Series B Note Offering by January 15, 2014.

Under the terms of the Senior Notes prior to the effect of the Amendments, the use of net proceeds we receive from, among other things, an issuance of our equity or equity linked securities is restricted to prepaying the Senior Notes using 100% of all such net cash proceeds. Under the terms of the Amendments, the Senior Notes will be amended to allow for (i) up to $6.1 million the proceeds of the Series A Offering and the Series B Note Offering to be used to purchase to be used to purchase June Indebtedness, (ii) $3.5 million of the proceeds of the Series A Offering to be used to purchase Revolving Loans, (iii) $2.0 million of the net proceeds of the Series B Note Offering to be used to fund a reserve to service our subordinated debt obligations and (iii) the remainder of the net proceeds from the Series B Note Offering to repay our Senior Notes and/or Revolving Loans.

Under to the terms of the Amendments, the Convertible Notes are permitted indebtedness under the Senior Notes.

The January Warrants, as amended by the Amendments, are not exercisable until June 30, 2013. And our obligation to register shares underlying the Senior Notes and the January Warrants is postponed to June 30, 2013.

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Interest on the Senior Notes is payable in cash or, subject to the satisfaction of certain equity conditions, at our option, we may elect to pay interest in shares of our common stock, or Senior Note Interest Shares. Under the terms of the Senior Notes prior to the effect of the Amendments, we have agreed not to issue more than 3,289,727 Senior Note Interest Shares unless we have obtained either (i) stockholder approval pursuant to NASDAQ Listing Rule 5635(d) for the issuance of more than 28,920,013 shares of our common stock upon exercise of the January Warrants and in payment of interest on the Senior Notes or (ii) a waiver from NASDAQ of compliance with Rule 5635(d). Under the terms of the Senior Notes, as amended by Amendments, however, we will agree (a) not to issue Senior Note Interest Shares unless (i) we have obtained stockholder approval pursuant to NASDAQ Listing Rule 5635(d) for the issuance of more than 28,920,013 shares of our common stock under the Convertible Notes and the Warrants or (ii) none of the Convertible Notes and Warrants are outstanding, (b) if we have obtained stockholder approval pursuant to NASDAQ Listing Rule 5635(d) for the issuance of more than 28,920,013 shares of our common stock under the Convertible Notes and the Warrants, not to issue more than 3,289,727 Senior Note Interest Shares unless we have obtained either (i) stockholder approval pursuant to NASDAQ Listing Rule 5635(d) for the issuance of more than 28,920,013 shares of our common stock upon exercise of the January Warrants or (ii) a waiver from NASDAQ of compliance with Rule 5635(d) and (c) if none of the Convertible Notes and Warrants are outstanding and we have not obtained stockholder approval pursuant to NASDAQ Listing Rule 5635(d) for the issuance of more than 28,920,013 shares of our common stock under the Convertible Notes and the Warrants, not to issue Senior Note Interest Shares to the extent that the number of Senior Note Interest Shares to be issued plus the number of shares issued or issuable under the January Warrants plus the number of shares of issued pursuant to the Convertible Notes and Warrants exceeds 28,920,013 unless we have obtained either (i) stockholder approval pursuant to NASDAQ Listing Rule 5635(d) for the issuance of more than 28,920,013 shares of our common stock upon exercise of the January Warrants and in payment of interest on the Senior Notes or (ii) a waiver from NASDAQ of compliance with Rule 5635(d).

Under the terms of the Warrants, as amended by the Amendments, we will agree (a) not to issue shares upon exercise of the Warrants unless (i) we have obtained stockholder approval pursuant to NASDAQ Listing Rule 5635(d) for the issuance of more than 28,920,013 shares of our common stock under the Convertible Notes and the Warrants or (ii) none of the Convertible Notes and Warrants are outstanding, and (b) if none of the Convertible Notes and Warrants are outstanding and we have not obtained stockholder approval pursuant to NASDAQ Listing Rule 5635(d) for the issuance of more than 28,920,013 shares of our common stock under the Convertible Notes and the Warrants, not to issue shares of common stock upon exercise of the January Warrants to the extent that the number of shares to be issued plus the number of shares already issued under the January Warrants plus the number of shares of issued pursuant to the Convertible Notes and Warrants exceeds 28,920,013 unless we have obtained either (i) stockholder approval pursuant to NASDAQ Listing Rule 5635(d) for the issuance of more than 28,920,013 shares of our common stock upon exercise of the January Warrants and in payment of interest on the Senior Notes or (ii) a waiver from NASDAQ of compliance with Rule 5635(d).

There can be no assurance that the Amendments will be consummated.

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant

On March 28, 2013, we entered into the Purchase Agreement pursuant to which we agreed to sell, subject to certain conditions, Series A Notes in the aggregate principal amount of $6 million and Series B Notes in the aggregate principal amount of $8 million. The description of the Financing Transaction in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety by this reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On March 28, 2013, we issued a press release announcing the pricing of the offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

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Item 8.01. Other Events.

In connection with the Series A Offering discussed in Item 1.01, the legal opinion letter of Troutman Sanders LLP, counsel to Pacific Ethanol, Inc., regarding the validity of the Series A Notes, the Warrants and 35,333,173 shares of common stock issuable from time to time upon conversion or otherwise under the Series A Notes (including shares of common stock that may be issued as interest in lieu of cash payments under the Series A Notes) is filed as Exhibit 5.1 to this Current Report on Form 8-K.  The legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, our effective shelf registration statement on Form S-3 (Registration No. 333-180731).

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

5.1	Opinion of Troutman Sanders LLP (*)

10.1	Securities Purchase Agreement, dated March 28, 2013, between Pacific Ethanol, Inc. and the Investors (*)(#)

10.2	Form of Series A Notes and Series B Notes (*)(#)

10.3	Form of Series A Warrants and Series B Warrants (*)(#)

10.4	Form of Base Indenture between Pacific Ethanol, Inc. and U.S. Bank National Association (*)(#)

10.5	Form of First Supplemental Indenture and Second Supplemental Indenture (*)

10.6	Form of Amendment Agreement (*)(#)

10.7	Placement Agent Agreement, dated March 28, 2013, between Pacific Ethanol, Inc. and Lazard Capital Markets LLC (*)

99.1	Press Release (*)

______________

(#) Certain of the agreements filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

(*) Filed as an exhibit hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2013	PACIFIC ETHANOL, INC.

	By:	/S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright, Vice President, General Counsel & Secretary

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EXHIBITS FILED WITH THIS REPORT

Exhibit No.	Description

5.1	Opinion of Troutman Sanders LLP

10.1	Securities Purchase Agreement, dated March 28, 2013, between Pacific Ethanol, Inc. and the Investors (#)

10.2	Form of Series A Notes and Series B Notes (#)

10.3	Form of Series A Warrants and Series B Warrants (#)

10.4	Form of Base Indenture between Pacific Ethanol, Inc. and U.S. Bank National Association (#)

10.5	Form of First Supplemental Indenture and Second Supplemental Indenture

10.6	Form of Amendment Agreement (#)

10.7	Placement Agent Agreement, dated March 28, 2013, between Pacific Ethanol, Inc. and Lazard Capital Markets LLC (#)

99.1	Press Release

______________

(#) Certain of the agreements filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.